REALTY INCOME ANNOUNCES APPOINTMENT OF KIM HOURIHAN TO BOARD OF DIRECTORS

SAN DIEGO, CALIFORNIA, October 14, 2025...Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced that Kim Hourihan has been appointed to Realty Income’s Board of Directors (the “Board”). Russell Reynolds Associates, a global leadership advisory and search firm, served as advisor to the company.

“I am pleased to announce Kim’s addition to our Board,” said Michael D. McKee, Realty Income’s Non-Executive Chairman of the Board. “Her global real estate expertise and track record of success in the investment management industry will benefit Realty Income as we continue to expand our presence globally."

Kim Hourihan serves as Managing Director and Global Head of Strategy at Invesco Real Estate, which manages $90.1 billion of assets in the U.S., Europe, and Asia. Previously, she served in various Chief Investment Officer roles with CBRE Investment Management, a real assets investment management firm with $155.3 billion of assets under management and operations in 20 countries around the world. During her 17-year tenure at CBRE Investment Management, Ms. Hourihan oversaw fund strategy and performance for both U.S.-based and international funds. Earlier in her career, Ms. Hourihan held roles at Starwood Capital Group and TA Associates Realty.

“Kim’s background complements the rich and diverse skill set of our Board,” said Sumit Roy, Realty Income’s President and Chief Executive Officer. “Kim’s leadership experience at top-tier global investment firms and in particular, her deep private fund management expertise, will be incredibly valuable as we diversify our sources of capital.”

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of June 30, 2025, we have a portfolio of over 15,600 properties in all 50 U.S. states, the U.K., and seven other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 664 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 30 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "estimated," "anticipated," "expect," "believe," "intend," "continue," "should," "may," "likely," "plans," and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of our business and portfolio including management thereof. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially are, among others, our continued qualification as a real estate investment trust; general domestic and foreign business, economic, or financial conditions; competition; fluctuating interest and currency rates; inflation and its impact on our clients and us; access to debt and equity capital markets and other sources of funding (including the terms and partners of such funding); volatility and uncertainty in the credit and financial markets; other risks inherent in the real estate business including our clients' solvency, client defaults under leases, increased client bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments (including rights of first refusal or rights of first offer), and potential damages from natural disasters; impairments in the value of our real estate assets; volatility and changes in domestic and foreign laws and the application, enforcement or interpretation thereof (including with respect to tax laws and rates); property ownership through co-investment ventures, funds, joint ventures, partnerships and other arrangements which, among other things, may transfer or limit our control of the underlying investments; epidemics or pandemics; the loss of key personnel; the outcome of any legal proceedings to which we are a party or which may occur in the future; acts of terrorism and war; the anticipated benefits from mergers, acquisitions, co-investment ventures, funds, joint ventures, partnerships and other arrangements; and those additional risks and factors discussed in our reports filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. Past operating results and performance are provided for informational purposes and are not a guarantee of future results. There can be no assurance that historical trends will continue. Actual plans and operating results may differ materially from what is expressed or forecasted in this press release and forecasts made in the forward-looking statements discussed in this press release may not materialize. We do not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Relations:
Jonathan Pong
Executive Vice President, CFO and Treasurer
+1 858 284 5177
jpong@realtyincome.com